UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
_____________
FORM 8-K
______________
CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)  July 24, 2019 (July 23, 2019)

ARMOUR Residential REIT, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Maryland	001-34766	26-1908763
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3001 Ocean Drive, Suite 201 Vero Beach, Florida	32963
(Address of Principal Executive Offices)	(Zip Code)

(772) 617-4340
(Registrant’s Telephone Number, Including Area Code)

n/a
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
[_]    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[_]    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[_]    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[_]    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading symbols	Name of Exchange on which registered
Preferred Stock, 8.250% Series A Cumulative Redeemable	ARR-PACL	New York Stock Exchange
Preferred Stock, 7.875% Series B Cumulative Redeemable	ARR-PB	New York Stock Exchange
Common Stock, $0.001 par value	ARR	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by a check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 23, 2019, the Board of Directors (the “Board”) of ARMOUR Residential REIT, Inc. (the “Company,” or “ARMOUR”) appointed Ms. Z. Jamie Behar as an independent member of the Board of Directors of the Company, effective July 24, 2019. Ms. Behar was also appointed as a member of the Audit Committee, effective July 24, 2019. In connection with the appointment of Ms. Behar, the Board increased the size of the Board from nine members to ten members. Ms. Behar will stand for election to the Board at the Company’s 2020 Annual Meeting of Stockholders for a term lasting until the Company’s 2021 annual meeting of stockholders.

The Board determined that Ms. Behar is an independent director within the meaning of the New York Stock Exchange corporate governance listing standards. There are no arrangements or understandings between Ms. Behar and any other person pursuant to which she was appointed. There are also no family relationships between Ms. Behar and any director or executive officer of the Company, and Ms. Behar does not have any direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

In connection with Ms. Behar’s appointment to the Board, the Compensation Committee of the Board recommended and the Board approved the Company’s grant to Ms. Behar of a phantom stock award of 6,100 shares of the Company’s common stock, which will vest in full on November 20, 2019 in accordance with the terms of the Company’s standard phantom share award agreement for independent directors and the Company’s Second Amended and Restated 2009 Stock Incentive Plan. Ms. Behar will also participate in the other non-employee director compensation arrangements established by the Company for similarly-situated non-employee directors, as described under “Director Compensation” in the Company’s definitive proxy statement on Schedule 14A filed with the SEC on April 1, 2019.

Item 7.01	Regulation FD Disclosure.

A copy of the press release, dated July 24, 2019, announcing the increase in the size of the Board and the appointment of Ms. Behar as the new independent director and member of the Audit Committee of the Board of the Company is filed as Exhibit 99.1 to this Current Report on Form 8-K, and incorporated herein by reference.

The press release is being furnished pursuant to Item 7.01, and the information contained therein shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press Release, dated July 24, 2019

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 24, 2019

ARMOUR RESIDENTIAL REIT, INC.

By:	/s/ Gordon M. Harper
Name:	Gordon M. Harper
Title:	VP Finance and Controller